UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 1, 2010 (February 23, 2010)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal	(Zip Code)
Executive Offices)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
a) Departure of Director
Joseph S. Dresner, 84, will retire from the Board of Directors of Meadowbrook Insurance Group, Inc. (the “Company”) and not seek re-election at the Company’s Annual Shareholder Meeting scheduled for May 18, 2010.
e) Grant of Restricted Stock Awards
The Compensation Committee (the “Committee) of the Board of Directors of the Company approved the grant of restricted stock awards under the Company’s 2002 Amended and Restated Stock Option Plan, effective February 23, 2010, to the following named executive officers:

Shares of Restricted
Name	Stock
Robert S. Cubbin	50,000
Karen M. Spaun	20,000
Michael G. Costello	20,000
Stephen A. Belden	20,000
James M. Mahoney	20,000
The shares vest annually over a four (4) year period with one fifth (1/5th) of the restricted stock awards vesting immediately on February 23, 2010 (“Grant Date”) and one fifth (1/5th) vesting in the subsequent four years on the anniversary of the Grant Date.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	Not Applicable.

d.	The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:
10.1	Form of Restricted Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2010	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Form of Restricted Stock Agreement